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EXHIBIT 99.1

PRESS RELEASE Contact: John Simmons, V.P., CFO Stewart & Stevenson Services, Inc. 713-868-7700

FOR IMMEDIATE RELEASE

STEWART & STEVENSON SERVICES REPORTS
THIRD QUARTER 2004 RESULTS
Third Quarter Net Earnings were $0.07 per Diluted Share
Net Earnings from Continuing Operations were $0.29 per Diluted Share

        HOUSTON—December 03, 2004—Stewart & Stevenson Services, Inc. (NYSE: SVC) announced its operating results for the third quarter of fiscal 2004, which ended on October 30, 2004.

        Sales for the third quarter of fiscal 2004 totaled $291.2 million compared to sales of $275.7 million recorded in the same period a year ago. Net earnings in the third quarter of fiscal 2004 were $2.1 million or $0.07 per diluted share compared to a net loss of $15.4 million or $0.54 per diluted share in the third quarter of fiscal 2003. Net earnings from continuing operations in the third quarter of fiscal 2004 were $8.4 million or $0.29 per diluted share compared to a net loss of $11.3 million or $0.39 per diluted share in the third quarter of fiscal 2003.

        As previously announced, the company is pursuing a possible sale of its Airline Products business. Operating results have been restated to reflect the Airline Products business as a discontinued operation and restated quarterly segment operating results for fiscal 2004 and 2003 are attached.

        The company's results from discontinued operations for the third quarter of fiscal 2004 include a $6.0 million after-tax charge to reflect the recent settlement of outstanding litigation related to the company's blowout preventer and drilling riser business, which was sold during fiscal 2002. Results from discontinued operations for the third quarter of fiscal 2004 were an after tax loss of $6.3 million or $0.22 per diluted share compared to a loss of $4.2 million or $0.15 per diluted share for the same period of fiscal 2003.

        Max L. Lukens, the company's President and Chief Executive Officer, stated, "We are encouraged by the significantly improved results from our continuing operations. These results reflect the positive impact of the many actions we have taken since we began our strategic review of all our businesses approximately one year ago. We will continue to build upon this progress and take the necessary actions in all of our businesses to position the company for acceptable, sustainable returns going forward."

Segment Data

        The Tactical Vehicle Systems segment, which manufactures tactical vehicles for the U.S. Army and others, recorded sales of $133.4 million in the third quarter of fiscal 2004 compared to $110.0 million in the prior year's third quarter. Operating profit for the third quarter of fiscal 2004 decreased to $16.0 million compared to $16.8 million in the third quarter of fiscal 2003 as the impact of the higher sales volume was more than offset by higher material costs, primarily related to increased steel pricing, and a change in product mix. Deliveries under the new multi-year contract with the U.S. Army to produce the Family of Medium Tactical Vehicles ("FMTV") began during November 2004. During the third quarter, the company also received a contract award valued at $32.8 million for the production of 385 Low Signature Armored Cabs ("LSAC") for use on the FMTV. The cabs will be manufactured in Sealy, Texas with deliveries scheduled through February 28, 2005. The contract has recently been modified to add 813 additional LSACs, for which the delivery schedule and pricing are expected to be finalized by the end of the year.

        The Power Products segment, which is responsible for sales and aftermarket support of a wide range of industrial and transportation equipment, recorded sales of $129.8 million in the third quarter of fiscal 2004 compared to $128.9 million a year ago despite having exited product lines and facilities during the past year representing approximately $60 million in annual sales. Improving economic conditions and focused sales efforts in the company's primary markets offset the sales impact of the product exits. The third quarter 2004 operating profit totaled $3.2 million compared to a $6.6 million operating loss in the comparable period of fiscal 2003. The improved results are largely attributable to the numerous ongoing actions taken beginning in the second half of fiscal 2003 aimed at improving the quality of sales and reducing operating costs. These actions include reductions in the workforce, closure of facilities, and the exit of certain product lines.

        The Engineered Products segment, which manufactures equipment for the well servicing industry, as well as mobile railcar movers, off-road seismic vehicles, and snow blowers, recorded sales of $25.4 million for the third quarter of fiscal 2004 compared to $29.2 million in the same quarter last year. Operating profit for the third quarter of fiscal 2004 increased to $0.8 million compared to an operating loss of $1.5 million in the previous year, primarily due to sales mix improvements and certain non-recurring costs incurred in fiscal 2003. Backlog for this segment increased to $47.1 million at October 30, 2004, compared to $20.1 million at January 31, 2004. An international petroleum equipment order received subsequent to October 30, 2004 has increased this segment's backlog to an all-time high of approximately $90 million.

        The Distributed Energy Solutions segment recorded third quarter 2004 sales of $2.6 million compared to sales of $7.5 million in the same period of fiscal 2003. Third quarter 2004 operating loss totaled $5.2 million compared to a $20.7 million loss in the comparable period of last year. In the third quarter of fiscal 2003, the company announced its decision to exit the turnkey engineering, procurement, and construction ("EPC") activities of this segment and continues to wind up the remaining contractual obligations associated with such activity.

Liquidity

        Total cash and short-term investments were $83.0 million at October 30, 2004 as compared to $99.8 million at the end of the second quarter. Net cash used in operating activities during the third quarter was $11.1 million and included a $12.1 million impact from completion of certain loss contracts in the Distributed Energy Solutions segment and a $10.6 million contribution to the company's defined benefit pension plan. For the first nine months of fiscal 2004, cash provided by operating activities totaled $22.1 million compared to $2.8 million for the corresponding period of fiscal 2003.

Conference Call

        Stewart & Stevenson Services has scheduled a conference call for Friday, December 3, 2004 at 10:00 a.m. Eastern Time to review third quarter results. To listen to the call, dial 800-659-2037 or 617-614-2713 and use pass code 82876262 at least ten minutes before the conference call begins. A telephonic replay of the conference call will be available through December 10, 2004 and may be accessed by dialing 888-286-8010 or 617-801-6888 and using pass code 85210796.

        Investors, analysts, and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the company's web site at www.ssss.com. To listen to the live call on the web, please visit the Stewart & Stevenson web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live web cast, an audio archive will be available shortly after the call ends.

        Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes, and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, airline, marine, petroleum, and transportation.

        This press release contains forward-looking statements that are based on management's current expectations, estimates, and projections. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Many factors, including those discussed more fully elsewhere in this release and in the Company's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, risks of dependence on government and failure to obtain new government contracts, inherent risks of government contracts, risks of supply interruptions to Tactical Vehicle Systems segment, risks associated with Distributed Energy Solutions segment, risks of fixed-price contracts, risks as to cost controls, risks of general economic conditions, risks as to rising steel prices, risks of oil and gas industry economic conditions, risks of airline industry economic conditions, risks as to distributorships, risks as to licenses, risk of competition, risks relating to technology, risks as to terrorist attacks on the U.S. and their impact on the U.S. economy, risks relating to personnel, risks of claims and litigation, risks of product defects, risks of no credit facility, risks as to foreign sales and global trade matters, risks as to information technology, risks as to acquisitions and restructuring activities, risks as to currency fluctuations, risks as to environmental and safety matters, and credit risks all as more specifically outlined in the Company's latest annual report on Form 10-K. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	October 30, 2004	November 1, 2003	October 30, 2004	November 1, 2003
	(Unaudited)		(Unaudited)
Sales	$291,160	$275,660	$864,961	$845,687
Cost of sales	254,686	255,625	755,349	747,717

Gross profit	36,474	20,035	109,612	97,970
Selling and administrative expenses	25,966	38,072	80,813	103,809
Pension curtailment expense	—	—	—	2,400
Other income, net	(1,270)	(51)	(3,944)	(530)

Operating profit (loss)	11,778	(17,986)	32,743	(7,709)
Interest expense	534	640	1,487	2,576
Interest income	(411)	(142)	(997)	(1,201)

Earnings (loss) from continuing operations before income taxes	11,655	(18,484)	32,253	(9,084)
Income tax expense (benefit)	3,280	(7,205)	10,766	(4,320)

Net earnings (loss) from continuing operations	8,375	(11,279)	21,487	(4,764)
Loss from discontinued operations, net of tax benefit of ($5,207), ($2,712), ($6,182) and ($4,278)	(6,292)	(4,162)	(8,085)	(6,772)

Net earnings (loss)	$2,083	$(15,441)	$13,402	$(11,536)

Weighted average shares outstanding:
Basic	28,768	28,600	28,729	28,538
Diluted	29,186	28,600	29,100	28,538
Earnings (loss) per share:
Basic:
Continuing operations	$0.29	$(0.39)	$0.75	$(0.17)
Discontinued operations	(0.22)	(0.15)	(0.28)	(0.23)

Net earnings (loss) per share	$0.07	$(0.54)	$0.47	$(0.40)

Diluted:
Continuing operations	$0.29	$(0.39)	$0.74	$(0.17)
Discontinued operations	(0.22)	(0.15)	(0.28)	(0.23)

Net earnings (loss) per share	$0.07	$(0.54)	$0.46	$(0.40)

Cash dividends per share	$0.085	$0.085	$0.255	$0.255

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	October 30, 2004	November 1, 2003	October 30, 2004	November 1, 2003
Sales
Tactical Vehicle Systems	$133,431	$110,036	$412,951	$329,378
Power Products	129,813	128,901	374,212	382,621
Engineered Products	25,356	29,231	64,560	93,604
Distributed Energy Solutions	2,560	7,492	13,238	40,084

Total sales	$291,160	$275,660	$864,961	$845,687

Operating profit (loss)
Tactical Vehicle Systems	$15,972	$16,770	$54,152	$51,811
Power Products	3,243	(6,627)	4,902	(15,565)
Engineered Products	815	(1,532)	133	(1,405)
Distributed Energy Solutions	(5,163)	(20,720)	(16,075)	(27,374)
Corporate expenses, net	(3,089)	(5,877)	(10,369)	(15,176)

Total operating profit (loss)	11,778	(17,986)	32,743	(7,709)
Interest expense	534	640	1,487	2,576
Interest and investment income	(411)	(142)	(997)	(1,201)

Earnings (loss) from continuing operations before income taxes	$11,655	$(18,484)	$32,253	$(9,084)

Operating profit (loss) percentage
Tactical Vehicle Systems	12.0%	15.2%	13.1%	15.7%
Power Products	2.5	(5.1)	1.3	(4.1)
Engineered Products	3.2	(5.2)	0.2	(1.5)
Distributed Energy Solutions	(201.7)	(276.6)	(121.4)	(68.3)

Consolidated	4.0%	(6.5)%	3.8%	(0.9)%

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands, except share data)

	October 30, 2004	January 31, 2004
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$75,599	$53,959
Short-term investments	7,430	7,745
Accounts receivable, net	130,086	150,102
Recoverable costs and accrued profits not yet billed	25,863	21,653
Inventories	140,185	146,277
Excess of current cost over LIFO values	(42,546)	(41,311)
Deferred income tax asset	23,548	20,349
Income tax receivable	8,594	25,846
Other current assets	6,250	17,240
Total assets of discontinued operations	69,373	44,715

Total Current Assets	444,382	446,575
Property, Plant and Equipment, net	124,382	135,417
Deferred Income Tax Asset	5,533	12,205
Intangibles and Other Assets, net	9,411	9,263

Total Assets	$583,708	$603,460

Liabilities and Shareholders' Equity
Current Liabilities:
Notes payable	$1,512	$1,932
Current portion of long-term debt	250	250
Accounts payable	66,337	67,996
Accrued payrolls and incentives	21,791	17,445
Billings in excess of incurred costs	35,173	69,376
Estimated losses on uncompleted contracts	6,611	16,306
Other current liabilities	47,645	41,164
Total liabilities of discontinued operations	27,578	8,472

Total Current Liabilities	206,897	222,941
Long-Term Debt, net of current portion	25,883	26,260
Accrued Postretirement Benefits and Pension	42,622	52,056
Other Long-Term Liabilities	3,724	4,720

Total Liabilities	279,126	305,977

Shareholders' Equity:
Common stock, without par value, 100,000,000 shares authorized; 28,780,273 and 28,644,510 shares issued, respectively	58,733	57,056
Accumulated other comprehensive loss	(26,173)	(25,534)
Retained earnings	272,022	265,961

Total Shareholders' Equity	304,582	297,483

Total Liabilities and Shareholders' Equity	$583,708	$603,460

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended		Nine Months Ended
	October 30, 2004	November 1, 2003	October 30, 2004	November 1, 2003
	(Unaudited)		(Unaudited)
Operating Activities
Net earnings (loss)	$2,083	$(15,441)	$13,402	$(11,536)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Net loss from discontinued operations	6,292	4,162	8,085	6,772
Deferred tax expense (benefit)	(2,471)	2,513	3,734	82
Provision for excess and obsolete inventory	—	4,700	—	4,700
Depreciation and amortization	7,679	7,403	22,268	21,609
Gain on sale of business assets, net	(760)	—	(2,604)	—
Change in operating assets and liabilities net of the effect of discontinued operations:
Accounts and notes receivable, net	(3,767)	2,474	22,337	8,300
Recoverable costs and accrued profits not yet billed	1,237	(4,134)	(4,210)	(36,955)
Inventories	(4,906)	2,010	1,899	7,288
Other current and noncurrent assets	(857)	(5,052)	20,080	(10,000)
Accounts payable	2,635	(8,127)	(1,659)	4,321
Accrued payrolls and incentives	6,441	4,902	4,346	2,463
Billings in excess of incurred costs	3,269	(3,405)	(34,204)	5,638
Estimated losses on uncompleted contracts	(12,058)	—	(9,695)	—
Other current liabilities	2,323	6,423	6,391	11,052
Accrued postretirement benefits and pension	(10,148)	(10,421)	(9,434)	(7,138)
Other, net	166	(22)	(1,412)	(263)

Net Cash Provided by (Used in) Continuing Operations	(2,842)	(12,015)	39,324	6,333
Net Cash Used in Discontinued Operations	(8,301)	(4,660)	(17,268)	(3,496)

Net Cash Provided by (Used in) Operating Activities	(11,143)	(16,675)	22,056	2,837

Investing Activities
Capital expenditures, excluding rental equipment	(4,828)	(7,123)	(10,910)	(16,119)
Additions to rental equipment	(2,038)	(3,053)	(5,004)	(9,357)
Proceeds from sale of businesses	891	—	4,523	—
Acquisition of businesses	—	(965)	—	(1,374)
Proceeds from disposal of property, plant and equipment	3,296	3,405	17,220	4,907
Change in short-term investments	3,505	3,115	315	(7,815)
Net investing activities of discontinued operations	38	550	112	550

Net Cash Provided by (Used in) Investing Activities	864	(4,071)	6,256	(29,208)

Financing Activities
Change in short-term notes payable	(311)	(226)	(420)	866
Payments on long-term borrowings	(250)	(250)	(250)	(30,250)
Dividends paid	(2,465)	(2,428)	(7,341)	(7,273)
Proceeds from exercise of stock options	89	622	1,339	1,518

Net Cash Used in Financing Activities	(2,937)	(2,282)	(6,672)	(35,139)

Increase (decrease) in cash and cash equivalents	(13,216)	(23,028)	21,640	(61,510)
Cash and cash equivalents, beginning of period	88,815	69,512	53,959	107,994

Cash and cash equivalents, end of period	$75,599	$46,484	$75,599	$46,484

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES
SELECTED OTHER INFORMATION
Continuing Operations

	ORDER BACKLOG
($ Millions)	November 1, 2003	January 31, 2004	May 1, 2004	July 31, 2004	October 30, 2004
Tactical Vehicle Systems	$550.9	$453.0	$591.2	$496.7	$450.9	*
Power Products	51.7	26.4	29.3	44.2	31.3
Engineered Products	22.3	20.1	30.9	26.6	47.1
Distributed Energy Solutions	23.0	19.5	14.1	10.6	9.4

	$647.9	$519.0	$665.5	$578.1	$538.7

	TACTICAL VEHICLE SYSTEMS UNIT DELIVERIES
	Fiscal 2003
	1Q	2Q	3Q	4Q	Total
Trucks	631	644	585	621	2,481
Trailers	132	126	121	130	509

	763	770	706	751	2,990

Sales (millions)	$111	$108	$110	$116	$445

							Fiscal 2005
	Fiscal 2004
Estimated Unit Deliveries
	1Q	2Q	3Q	4Q*	Total*		1Q*
Trucks	743	751	683	627	2,804		607
Trailers	204	201	146	179	730		291

	947	952	829	806	3,534		898

Sales (millions)	$139	$141	$133	$127	$541

*Estimated based on current US Army forecast and other data.
See cautionary statements above for important information regarding forward-looking statements.

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES
RESTATED SEGMENT INFORMATION
(Dollars in Thousands)

	Three Months Ended (Unaudited)
	October 30, 2004	July 31, 2004	May 1, 2004	January 31, 2004	November 1, 2003	August 2, 2003	May 3, 2003
Sales
Tactical Vehicle Systems	$133,431	$140,737	$138,783	$116,308	$110,036	$108,365	$110,977
Power Products	129,813	123,680	120,719	127,360	128,901	127,886	125,834
Engineered Products	25,356	21,936	17,268	17,695	29,231	38,262	26,111
Distributed Energy Solutions	2,560	6,235	4,443	4,784	7,492	19,986	12,606

Total sales	$291,160	$292,588	$281,213	$266,147	$275,660	$294,499	$275,528

Operating profit (loss)
Tactical Vehicle Systems	$15,972	$18,722	$19,458	$16,039	$16,770	$17,265	$17,776
Power Products	3,243	1,708	(49)	(36,065)	(6,627)	(5,719)	(3,219)
Engineered Products	815	1,120	(1,802)	(9,665)	(1,532)	544	(417)
Distributed Energy Solutions	(5,163)	(5,759)	(5,153)	(28,613)	(20,720)	(2,796)	(3,858)
Corporate expenses, net	(3,089)	(3,816)	(3,464)	(3,075)	(5,877)	(3,981)	(5,318)

Total operating profit (loss)	11,778	11,975	8,990	(61,379)	(17,986)	5,313	4,964
Interest expense	534	436	517	625	640	693	1,244
Interest income	(411)	(332)	(254)	(274)	(142)	(559)	(500)

Earnings (loss) from continuing operations before income taxes	$11,655	$11,871	$8,727	$(61,730)	$(18,484)	$5,179	$4,220

Operating profit (loss) percentage
Tactical Vehicle Systems	12.0%	13.3%	14.0%	13.8%	15.2%	15.9%	16.0%
Power Products	2.5	1.4	(0.0)	(28.3)	(5.1)	(4.5)	(2.6)
Engineered Products	3.2	5.1	(10.4)	(54.6)	(5.2)	1.4	(1.6)
Distributed Energy Solutions	(201.7)	(92.4)	(116.0)	(598.1)	(276.6)	(14.0)	(30.6)

Consolidated	4.0%	4.1%	3.2%	(23.1)%	(6.5)%	1.8%	1.8%

Note:
The historical segment information shown above has been restated to reflect the Airline Products Division, which is in the process of being sold, as a discontinued operation

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  EXHIBIT 99.1
STEWART & STEVENSON SERVICES REPORTS THIRD QUARTER 2004 RESULTS Third Quarter Net Earnings were $0.07 per Diluted Share Net Earnings from Continuing Operations were $0.29 per Diluted Share
STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (In thousands, except per share data)
STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES SEGMENT INFORMATION (Dollars in thousands)
STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (In thousands, except share data)
STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (In thousands)
STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES SELECTED OTHER INFORMATION Continuing Operations